Press Release

SINCLAIR REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS

BALTIMORE (November 5, 2025) - Sinclair, Inc. (Nasdaq: SBGI), the "Company" or "Sinclair," today reported financial results for the three and nine months ended September 30, 2025.

Highlights:
•Met or exceeded guidance on all key financial metrics
•Adjusted EBITDA of $100 million
•Core advertising revenue grew by $20 million year-over-year on an as reported basis
•Redeemed, in full, $89 million of Sinclair Television Group ("STG") 5.125% Senior Unsecured Notes due 2027 on October 6, 2025.

CEO Comment:
"Sinclair delivered a strong third quarter, achieving the high end of guidance for advertising and distribution revenue, while media expenses and Adjusted EBITDA beat expectations. We expect to see continued improvement in core advertising trends in the fourth quarter and a sequential increase in distribution revenue. Our progress on partner station transactions continues, with eleven option exercises closed and additional deals pending FCC approval, and more transactions planned, representing at least $30 million in incremental annualized EBITDA once finalized. Looking ahead, we anticipate record mid-term political revenue in the upcoming cycle, and are encouraged by recent regulatory developments that should lead to much-needed industry consolidation and significant synergies for investors."

Recent Company Developments:

Content and Distribution:
•Tennis channel signed extensions with the International Tennis Federation (ITF) for Davis Cup (through 2028) and Billie Jean King Cup (through 2027).
•Year-to-date, Sinclair's newsrooms have won a total of 227 journalism awards, including 25 RTDNA regional Edward R. Murrow Awards.
Community:
•In July, Sinclair Cares ran a campaign partnering with the American Cancer Society to raise awareness and support free rides to medical treatments, helping recruit over 600 volunteer drivers for their Road to Recovery program.
Investment Portfolio:
•Sinclair Ventures, LLC (Ventures) made approximately $6 million in minority investments as required by outstanding funding commitments and received distributions of approximately $2 million.

Station Portfolio Optimization:
•As of November 1st, we have closed on 11 partner station acquisitions
•10 more option exercises are pending FCC approval and 2 more have been approved and await final closing
•Expect to file several additional partner station acquisitions with the FCC pending the reopening of the Federal government
•Closed on 1 station swap, a 4-market sale of stations, acquired non-licensed assets in 2 markets and acquired the NBC affiliation in 1 market
Transactions:
•In October, STG redeemed, in full, $89 million of its 5.125% Senior Unsecured Notes due 2027 (the "2027 Notes") on October 6, 2025. The Notes were called at 100% of their par value plus any accrued interest and outstanding fees and expenses.
Financial Results:

Three Months Ended September 30, 2025 Consolidated Financial Results:

($ in millions)	Three Months Ended			Percent Change
	September 30, 2025	September 30, 2024	June 30, 2025	YOY	QTQ
Total revenue	$773	$917	$784	(16)%	(1)%
Media revenue	765	908	777	(16)%	(2)%
Advertising revenue	321	433	322	(26)%	—%
Distribution revenue	422	434	434	(3)%	(3)%

Net (loss) income attributable to the Company	(1)	94	(64)	(101)%	(98)%
Adjusted EBITDA	100	249	103	(60)%	(3)%

Segment financial information is included in the following tables for the periods presented. The Local Media segment consists primarily of broadcast television stations, which the Company owns, operates or to which the Company provides services, and includes multicast networks and original content. The Local Media segment assets are owned and operated by Sinclair Broadcast Group, LLC (SBG). The Tennis segment consists primarily of Tennis Channel, a cable network which includes coverage of most of tennis' top tournaments and original professional sport and tennis lifestyle shows; the Tennis Channel International subscription and streaming service; Tennis Channel streaming service; TennisChannel 2, a 24-hours a day free ad-supported streaming television channel; and Tennis.com. Other includes non-broadcast digital solutions such as Digital Remedy, technical services, and other non-media investments.

Three months ended September 30, 2025	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
($ in millions)
Distribution revenue	$370	$52	$—	$—	$422
Core advertising revenue	269	14	38	(6)	315
Political advertising revenue	6	—	—	—	6
Other media revenue	22	1	—	(1)	22
Media revenue	$667	$67	$38	$(7)	$765
Non-media revenue	—	—	10	(2)	8
Total revenue	$667	$67	$48	$(9)	$773

Media programming and production expenses	$378	$35	$—	$—	$413
Media selling, general and administrative expenses	165	15	30	(7)	203
Non-media expenses	2	—	12	(2)	12
Amortization of program costs	21	—	—	—	21
Corporate general and administrative expenses	21	1	2	16	40
Stock-based compensation	9	—	—	2	11
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	3	—	2	—	5
Interest expense (net)(a)	81	—	(5)	—	76
Capital expenditures	21	1	—	—	22
Distributions to the noncontrolling interests	3	—	—	—	3
Cash distributions from investments	—	—	2	—	2
Net cash taxes paid					3

Net income					1
Operating income	27	11	14	6	58
Adjusted EBITDA(b)	92	16	6	(14)	100
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(b)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs. Refer to the reconciliation at the end of this press release and the Company’s website.

Three months ended September 30, 2024	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
($ in millions)
Distribution revenue	$383	$51	$—	$—	$434
Core advertising revenue	283	8	9	(5)	295
Political advertising revenue	138	—	—	—	138
Other media revenue	41	1	—	(1)	41
Media revenue	$845	$60	$9	$(6)	$908
Non-media revenue	—	—	10	(1)	9
Total revenue	$845	$60	$19	$(7)	$917

Media programming and production expenses	$384	$30	$—	$—	$414
Media selling, general and administrative expenses	188	13	6	(6)	201
Non-media expenses	2	—	12	—	14
Amortization of program costs	18	—	—	—	18
Corporate general and administrative expenses	24	1	1	15	41
Stock-based compensation	8	—	—	3	11
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	7	—	2	—	9
Interest expense (net)(a)	74	—	(5)	—	69
Capital expenditures	17	—	—	—	17
Distributions to the noncontrolling interests	3	—	—	—	3
Cash distributions from investments	—	—	2	—	2
Net cash taxes paid					1

Net income					96
Operating income (loss)	182	11	1	(15)	179
Adjusted EBITDA(b)	244	16	2	(13)	249
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(b)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs. Refer to the reconciliation at the end of this press release and the Company’s website.

Consolidated Balance Sheet and Cash Flow Highlights:
•Total Company debt was $4,101 million, all of which is indebtedness of STG.
•Cash and cash equivalents was $526 million, of which $122 million was SBG cash and $404 million was Ventures cash. In addition the Company has $650 million of available borrowing capacity under its revolver, bringing available liquidity to $1.2 billion.
•STG Credit Agreement Leverage Metrics1
◦First Out First Lien Leverage Ratio – 1.9x (Covenant – 3.5x2)
◦Total Leverage Ratio – 6.0x (Covenant – <7.0x)

•As of September 30, 2025, 45,860,802 Class A common shares and 23,775,056 Class B common shares were outstanding, for a total of 69,635,858 common shares.
•In September, the Company paid a quarterly cash dividend of $0.25 per share.
•Capital expenditures for the third quarter of 2025 were $22 million.
•Redeemed, in full, $89 million of STG's 5.125% Senior Unsecured Notes due 2027 on October 6, 2025. The Notes were called at 100% of their par value plus any accrued interest and outstanding fees and expenses.

Notes:
Certain reclassifications have been made to prior years' financial information to conform to the presentation in the current year.
Due to rounding, some segment numbers may not tie to consolidated totals.
1 Ratios as calculated and defined in STG’s bank credit agreement dated February 12, 2025.
2 The First-Out First Lien Leverage Ratio covenant in the STG Credit Agreement is only applicable if more than 35% of the first lien revolving credit facility is drawn and outstanding as of the end of the respective quarter. As of September 30, 2025, STG had no amounts outstanding under its first lien revolving credit facility.

Outlook:
The Company currently expects to achieve the following results for the three months ending December 31, 2025 and the twelve months ending December 31, 2025.

For the three months ending December 31, 2025 ($ in millions)	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
Core advertising revenue	$296 to 312	$7	$45 to 49	$(8) to (9)	$340 to 360
Political advertising revenue	18 to 21	—	—	—	18 to 21
Advertising revenue	$314 to 334	$7	$45 to 49	$(8) to (9)	$358 to 381
Distribution revenue	377 to 385	52 to 56	—	—	429 to 441
Other media revenue	23	1	—	(1)	22
Media revenue	$714 to 742	$59 to 63	$45 to 49	$(9) to (10)	$809 to 845
Non-media revenue	—	—	7	(1)	6
Total revenue	$714 to 742	$59 to 63	$52 to56	$(10)	$815 to 851

Media programming & production expenses and media selling, general and administrative expenses	$553 to 563	$46 to 48	$39 to 40	$(8)	$630 to 644
Non-media expenses	2	—	10	—	12
Amortization of program costs	17	—	—	—	17
Corporate general and administrative	25	1	1	14	41
Stock-based compensation	8	—	1	—	9
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	7	—	—	—	7

Interest expense (net)(a)	78	—	(5)	—	73
Capital expenditures	17 to 19	1	—	—	18 to 20
Net cash tax payments					9 to 12

Operating income	$60 to 79	$7 to 9	$0 to 2	$(14) to (16)	$54 to 76
Adjusted EBITDA(b)	$131 to 150	$12 to 15	$3 to 5	$(15) to (17)	$132 to 154
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(b)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs.

For the twelve months ending December 31, 2025 ($ in millions)	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
Core advertising revenue	$1,108 to 1,125	$45	$136 to 140	$(26) to (27)	$1,263 to 1,283
Political advertising revenue	36 to 39	—	—	—	36 to 39
Advertising revenue	$1,144 to 1,164	$45	$136 to 140	$(26) to (27)	$1,299 to 1,322
Distribution revenue	1,522 to 1,530	214 to 218	—	—	1,736 to 1,748
Other media revenue	88	4	—	(5)	86
Media revenue	$2,754 to 2,782	$262 to 266	$136 to 140	$(31) to (32)	$3,121 to 3,157
Non-media revenue	—	—	31	(4)	27
Total revenue	$2,754 to 2,782	$262 to 266	$167 to 171	$(35)	$3,148 to 3,184

Media programming & production expenses and media selling, general and administrative expenses	$2,198 to 2,208	$195 to 197	$113 to 114	$(30)	$2,476 to 2,490
Non-media expenses	8	—	43	(3)	48
Amortization of program costs	74	—	—	—	74
Corporate general and administrative	110	3	4	61	178
Stock-based compensation	49	—	1	6	56
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	13	—	3	2	18

Interest expense (net)(a)	376	—	(20)	—	356
Capital expenditures	71 to 73	2	—	—	73 to 75
Net cash tax payments					44 to 47

Operating income	$164 to 183	$44 to 46	$14 to 16	$(76) to (78)	$147 to 169
Adjusted EBITDA(b)	$425 to 444	$64 to 67	$12 to 14	$(54) to (56)	$447 to 469
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income. Includes $68 million of non-recurring fees and expenses related to the comprehensive refinancing, which closed in the three months ended March 31, 2025.
(b)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs.

Preliminary 2026 Outlook:
•Expect record mid-term political advertising revenue, at least matching the 2022 mid-term year
•Expect core advertising revenue of flat to low-single-digit growth versus 2025
•Expect distribution revenue approximately flat to 2025, assuming stable subscriber churn levels and excluding incremental contribution from pending partner station acquisitions
•Expect capital expenditures consistent with 2025 levels

Note the Company plans to provide full 2026 guidance in the fourth quarter 2025 earnings release. At that time, the Company plans to shift to an annual guidance framework, replacing the current quarterly approach. This change reflects how the Company manages its business and aligns with its focus on the fundamental drivers of sustainable and long-term value creation.

Sinclair Conference Call:
The senior management of Sinclair will hold a conference call to discuss the Company's third quarter 2025 results on Wednesday, November 5, 2025, at 4:30 p.m. ET. The call will be webcast live and can be accessed at www.sbgi.net under "Investor Relations/Events and Presentations." After the call, an audio replay will remain available at www.sbgi.net. The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (888) 506-0062, with entry code 543490.

About Sinclair:
Sinclair, Inc. is a diversified media company and a leading provider of local news and sports. The Company owns, operates and/or provides services to 179 television stations in 81 markets affiliated with all major broadcast networks; and owns Tennis Channel, the premium destination for tennis enthusiasts,and multicast networks CHARGE, Comet, ROAR and The Nest. Sinclair’s AMP Media produces a growing portfolio of digital content and original podcasts. Additional information about Sinclair can be found at www.sbgi.net.

Sinclair, Inc. and Subsidiaries
Preliminary Unaudited Consolidated Statements of Operations
(In millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
REVENUE:
Media revenue	$765	$908	$2,312	$2,519
Non-media revenue	8	9	21	25
Total revenue	773	917	2,333	2,544

OPERATING EXPENSES:
Media programming and production expenses	413	414	1,251	1,247
Media selling, general and administrative expenses	203	201	595	591
Amortization of program costs	21	18	57	55
Non-media expenses	12	14	36	39
Depreciation of property and equipment	25	26	75	76
Corporate general and administrative expenses	40	41	137	149
Amortization of definite-lived intangible assets	37	37	108	113
Gain on asset dispositions and other, net	(36)	(13)	(19)	(11)
Total operating expenses	715	738	2,240	2,259
Operating income	58	179	93	285

OTHER INCOME (EXPENSE):
Interest expense including amortization of debt discount and deferred financing costs	(85)	(78)	(311)	(230)
Gain on extinguishment of debt	—	—	6	1
(Loss) income from equity method investments	(2)	—	(9)	92
Other income (expense), net	29	24	(55)	22
Total other expense, net	(58)	(54)	(369)	(115)
Income (loss) before income taxes	—	125	(276)	170
INCOME TAX BENEFIT (PROVISION)	1	(29)	61	(30)
NET INCOME (LOSS)	1	96	(215)	140
Net income attributable to the noncontrolling interests	(2)	(2)	(6)	(6)
NET (LOSS) INCOME ATTRIBUTABLE TO SINCLAIR	$(1)	$94	$(221)	$134
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR:
Basic earnings per share	$(0.02)	$1.43	$(3.20)	$2.06
Diluted earnings per share	$(0.02)	$1.43	$(3.20)	$2.05
Basic weighted average common shares outstanding (in thousands)	69,660	66,355	68,921	65,570
Diluted weighted average common and common equivalent shares outstanding (in thousands)	69,660	66,526	68,921	65,709

Adjusted EBITDA is a non-GAAP operating performance measure that management and the Company’s Board of Directors use to evaluate the Company’s operating performance and for executive compensation purposes. The Company believes that Adjusted EBITDA provides useful information to investors by allowing them to view the Company’s business through the eyes of management and is a measure that is frequently used by industry analysts, investors and lenders as a measure of relative operating performance.

Adjusted EBITDA is provided on a forward-looking basis under the section entitled “Outlook” above. The Company has not included a reconciliation of projected Adjusted EBITDA to net income, which is the most directly comparable GAAP measure, for the periods presented in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company’s projected Adjusted EBITDA excludes certain items that are inherently uncertain and difficult to predict including, but not limited to, income taxes. Due to the variability, complexity and limited visibility of the adjusting items that would be excluded from projected Adjusted EBITDA in future periods, management does not rely upon them for internal use or measurement of operating performance, and therefore cannot create a quantitative projected Adjusted EBITDA to net income reconciliation for the periods presented without unreasonable efforts. A quantitative reconciliation of projected Adjusted EBITDA to net income for the periods presented would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between projected Adjusted EBITDA to net income for the periods presented will consist of items similar to those described in the reconciliation of historical results below. The timing and amount of any of these excluded items could significantly impact the Company’s net income for a particular period. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.

In addition to the reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income, below, the Company also discloses a reconciliation of the Adjusted EBITDA of its segments to its more directly comparable GAAP measure, segment operating income.

Non-GAAP measures are not formulated in accordance with GAAP, are not meant to replace GAAP financial measures and may differ from other companies’ uses or formulations. Further discussions and reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures can be found on its website www.sbgi.net.

Sinclair, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measurements - Unaudited
All periods reclassified to conform with current year GAAP presentation
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of Consolidated Sinclair, Inc. Net Income (Loss) to Consolidated Adjusted EBITDA
Net income (loss)	$1	$96	$(215)	$140
Add: Income tax (benefit) provision	(1)	29	(61)	30
Add: Other income	(1)	(3)	(4)	(29)
Add: Loss (income) from equity method investments	2	—	9	(92)
Add: (Income) loss from other investments and impairments	(21)	(15)	82	30
Add: Gain on extinguishment of debt/insurance proceeds	—	—	(7)	(3)
Add: Interest expense	85	78	311	230
Less: Interest income	(7)	(6)	(22)	(21)
Less: Gain on asset dispositions and other, net	(36)	(13)	(19)	(11)
Add: Amortization of intangible assets & other assets	37	37	108	113
Add: Depreciation of property & equipment	25	26	75	76
Add: Stock-based compensation	11	11	47	49
Add: Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	5	9	11	34
Adjusted EBITDA	$100	$249	$315	$546

Three months ended September 30, 2025	Local Media	Tennis	Other
($ in millions)
Total revenue	$667	$67	$48
Media programming and production expenses	378	35	—
Media selling, general and administrative expenses	165	15	30
Depreciation and intangible amortization expenses	56	5	1
Amortization of program costs	21	—	—
Corporate general and administrative expenses	21	1	2
Non-media expenses	2	—	12
Gain on asset dispositions and other, net	(3)	—	(11)
Segment operating income	$27	$11	$14

Reconciliation of Segment GAAP Operating Income to Segment Adjusted EBITDA:
Segment operating income	$27	$11	$14
Depreciation and intangible amortization expenses	56	5	1
Gain on asset dispositions and other, net	(3)	—	(11)
Stock-based compensation	9	—	—
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	3	—	2
Segment Adjusted EBITDA	$92	$16	$6

Three months ended September 30, 2024	Local Media	Tennis	Other
($ in millions)
Total revenue	$845	$60	$19
Media programming and production expenses	384	30	—
Media selling, general and administrative expenses	188	13	6
Depreciation and intangible amortization expenses	58	5	1
Amortization of program costs	18	—	—
Corporate general and administrative expenses	24	1	1
Non-media expenses	2	—	12
Gain on asset dispositions and other, net	(11)	—	(2)
Segment operating income	$182	$11	$1

Reconciliation of Segment GAAP Operating Income to Segment Adjusted EBITDA:
Segment operating income	$182	$11	$1
Depreciation and intangible amortization expenses	58	5	1
Gain on asset dispositions and other, net	(11)	—	(2)
Stock-based compensation	8	—	—
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	7	—	2
Segment Adjusted EBITDA	$244	$16	$2

Forward-Looking Statements:
The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the rate of decline in the number of subscribers to services provided by traditional and virtual multi-channel video programming distributors (“Distributors”); the Company’s ability to generate cash to service its substantial indebtedness; the successful execution of outsourcing agreements; the successful execution of retransmission consent agreements; the successful execution of network and Distributor affiliation agreements; the Company’s ability to identify and consummate acquisitions and investments, to manage increased financial leverage resulting from acquisitions and investments, and to achieve anticipated returns on those investments once consummated; the Company’s ability to compete for viewers and advertisers; pricing and demand fluctuations in local and national advertising; the appeal of the Company’s programming and volatility in programming costs; material legal, financial and reputational risks and operational disruptions resulting from a breach of the Company’s information systems; the impact of FCC and other regulatory proceedings against the Company; compliance with laws and uncertainties associated with potential changes in the regulatory environment affecting the Company’s business and growth strategy; the impact of pending and future litigation claims against the Company; the Company’s limited experience in operating or investing in non-broadcast related businesses; the outcome and timing of the strategic review process, which may be suspended or modified at any time; the possibility that the Company may decide not to undertake any transactions following the Board’s strategic review process; the Company’s inability to consummate any proposed transactions resulting from the strategic review; the potential for disruption to the Company’s business resulting from the strategic review process; potential adverse effects on the Company’s stock price from the announcement, suspension or consummation of the strategic review process and the results thereof; and any risk factors set forth in the Company’s recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Category: Financial

Investor Contacts:
Christopher C. King, VP, Investor Relations
(410) 568-1500

Media Contact:
jbellucci-c@sbgtv.com